Exhibit 10.4

PROMISSORY NOTE

$17,328,027.00	Birmingham, Alabama
August 29, 2012

FOR VALUE RECEIVED, the undersigned CHT HARBORCHASE ASSISTED LIVING OWNER, LLC, a Delaware limited liability company, having an address at CNL Center at City Commons, 450 South Orange Avenue, Orlando, Florida 32801 (“Borrower”), hereby promises to pay to the order of SYNOVUS BANK, a Georgia state banking corporation, having an address at 800 Shades Creek Parkway, Suite 375, Birmingham, Alabama 35209, together with its successors and assigns or, if this Note has then been endorsed “to bearer,” to the bearer of this Note (collectively the “Lender”), at Lender’s said address or at such other place or to such other person as may be designated in writing to Borrower by Lender, the principal sum of up to Seventeen Million Three Hundred Twenty-Eight Thousand Twenty-Seven and No/100 Dollars ($17,328,027.00), or so much as may be advanced hereunder (the “Loan”), together with interest on the unpaid balance thereof at the rate hereinafter set forth.

ON THE TERMS AND SUBJECT TO THE CONDITIONS which are hereinafter set forth:

Section 1. Interest Rate.

1.1 Initial Note Rate. Interest shall accrue on the outstanding principal balance of the Loan from and after the date hereof (“Closing Date”) at the rate of Three and 50/100 percent (3.5%) per annum (the “Initial Note Rate”). If the Loan is funded on a date other than the last day of a calendar month, Borrower shall pay to Lender at the time of funding of the Loan an interest payment calculated by multiplying (i) the number of days from and including the Closing Date to and including the last day of the current month by (ii) the Initial Note Rate calculated based on a 360 day year and paid for the actual number of days elapsed for any such partial month in which interest is being calculated.

1.2 Calculation Basis; Interest Accrual Period. Interest on the outstanding principal balance of the Loan shall be calculated utilizing a 360 day year and paid for the actual number of days elapsed for any whole or partial month in which interest is being calculated. Except as otherwise set forth in Section 1.1 above, interest shall accrue, with respect to any Payment Date, from the period beginning on the first (1st) day of the month prior to such Payment Date, through and including the last day of the month of such Payment Date (each an “Interest Accrual Period”). By way of example, for a Payment Date of February 1, the Interest Accrual Period would run from January 1 through and including January 31.

1.3 Default Interest Rate. If Borrower fails to make any payment of principal, interest or fees on the date on which such payment becomes due and payable whether at maturity or by acceleration, or if an Event of Default exists, the Note Rate then payable (including applicable grace periods) on the Loan shall from the date on which such payment was due (and not the date of the payment default) increase to the Note Rate plus five hundred (500) basis points (the

“Default Rate”) and shall continue to accrue at the Default Rate until full payment is received or such Event of Default is cured by Borrower or waived in writing by Lender. Interest at the Default Rate shall also accrue on any judgment obtained by Lender in connection with collection of the Loan or enforcement of any obligations due under the Loan Documents until such judgment is paid in full.

1.4 Note Rate and Note Rate Adjustment Dates. The “Note Rate” shall mean an interest rate which is the average of London Interbank Offered Rates (“LIBOR Rate”), in U.S. dollar deposits, for a term of one month determined solely by Lender on each Note Rate Adjustment Date (defined below) plus three and 20/100th percent (3.20%) (“Margin”), which combined figure shall be rounded upwards to the nearest one-eighth percent (.125%). On each Note Rate Adjustment Date, Lender will obtain the close-of-business LIBOR Rate from reference “LIBOR01” from Reuters Service (or such reference as may replace LIBOR01 on that service) on the Note Rate Adjustment Date. If Reuters Service ceases publication or ceases to publish the LIBOR Rate, Lender shall select a comparable publication to determine the LIBOR Rate and provide notice thereof to Borrowers. LIBOR Rate may or may not be the lowest rate based upon the market for U.S. dollar deposits in the London Interbank Eurodollar Market at which Lender prices loans on the date on which LIBOR Rate is determined by Lender as set forth above. Adjustments to the Note Rate in connection with changes in LIBOR Rate shall be made two (2) Business Days prior to the beginning of any Interest Accrual Period (each “Note Rate Adjustment Date”) except that the Initial Note Rate shall be determined two (2) Business Days prior to the Closing Date.

1.5 Adjustments due to Calculation Errors. This Note shall bear interest at the Initial Note Rate and Note Rate as determined in accordance with the provisions hereof; provided, however, that, if Lender at any time determines, in the sole but reasonable exercise of its discretion that it has miscalculated the amount of the monthly payment of principal and/or interest (whether because of a miscalculation of the Initial Note Rate, the Note Rate or otherwise), Lender shall give written notice to Borrower of the corrected amount of such monthly payment (and the corrected amount of the Note Rate, if applicable) and (a) if the corrected amount of such monthly payment represents an increase thereof, Borrower shall, within ten (10) calendar days after the date of such written notice, pay to Lender any sums that Borrower would have otherwise been obligated under this Note to pay to Lender had the amount of such monthly payment not been miscalculated or (b) if the corrected amount of such monthly payment represents a decrease thereof, and Borrower are not otherwise in breach or default under any of the terms and provisions of the Note, the Loan Agreement (as defined in Section 7 below) or any of the other Loan Documents (as hereafter defined), Borrower shall, within ten (10) calendar days thereafter be paid the sums that Borrower would not have otherwise been obligated to pay to Lender had the amount of such monthly payment not been miscalculated.

1.6 LIBOR Unascertainable. Lender’s obligation to maintain interest based on the LIBOR Rate shall be suspended and the Note Rate shall be based on the Interest Rate Index (plus Margin) upon Lender’s determination, in good faith, that adequate and reasonable means do not exist for ascertaining the LIBOR Rate or that a contingency has occurred which materially and adversely affects the London Interbank Eurodollar Market at which Lender prices loans (which determination by Lender shall be conclusive and binding on Borrowers in the absence of manifest error). Computation of the Note Rate based on the Interest Rate Index shall continue until Lender determines that the circumstances giving rise to Lender’s substitution of the Interest Rate Index for the LIBOR Rate no longer exists and Lender shall promptly notify Borrowers of such determination. For purposes hereof “Interest Rate Index” shall mean the weekly average yield on United States Treasury Securities adjusted to a constant maturity of one year, as made available by the Federal Reserve Board forty-five (45) days prior to each Note Rate Adjustment Date.

1.7 Adjustment for Impositions on Loan Payments. All payments made by Borrower under this Note and the other Loan Documents shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, and all liabilities with respect thereto, now or hereafter imposed, levied, collected, withheld or assessed by any governmental authority (all such non-excluded taxes, levies, imposts, duties, charges, fees, deductions, withholdings and liabilities, collectively, “Applicable Taxes”). If Borrower shall be required by law to deduct any Applicable Taxes from or in respect of any sum payable hereunder to Lender, the following shall apply: (i) Borrower shall make all such required deductions and shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law and (ii) the sum payable to Lender shall be increased in an amount determined by Lender in its sole discretion, as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 1.7), Lender receives an amount equal to the sum Lender would have received had no such deductions been made. Payments made pursuant to this Section 1.7 shall be made within ten (10) Business Days after Lender makes written demand therefore.

Section 2. Note Payments; Prepayment and Rights.

2.1.1 Commencing on the first (1st) day of October, 2012 and continuing on the first (1st) day of each successive month thereafter, provided that, if the first (1st) day of any month is not a Business Day, such payment shall be due and payable on the immediately preceding Business Day (each being a “Payment Date”), through and including August 1, 2015, Borrower shall make (x) consecutive monthly payments of interest only at the Note Rate (determined as of the immediately preceding Note Rate Adjustment Date) based upon the principal outstanding during the Interest Accrual Period in which the applicable Payment Date occurs, and (y) any other amounts due under the Loan Documents.

2.1.2 Commencing on the first (1st) day of September 1, 2015 and continuing on each Payment Date, through and including the Payment Date immediately prior to the Maturity Date, Borrower shall make (x) consecutive monthly payments of (i) principal in an amount necessary to fully amortize the original principal balance of the Loan over a thirty (30) year amortization period based upon the actual number of days in each month and a three hundred and sixty (360) day year, and (y) interest at the Note Rate (determined as of the immediately preceding Note Rate Adjustment Date) based upon the principal outstanding during the Interest Accrual Period in which the applicable Payment Date occurs, and (y) any other amounts due under the Loan Documents.

2.2 Prepayments. Borrower has the right to prepay all or any part of the Loan prior to the Maturity Date, without penalty or fee.

2.3 [Intentionally Deleted].

Section 3. Application of Payments. Payments made by Borrower on account hereof shall be applied, first, toward any Late Fees (defined in Section 7.3 below) or other fees and charges due hereunder, second, toward payment of any interest due at the Default Rate, third, toward payment of any interest due at the Note Rate set forth in Section 1.4 above, and fourth, toward payment of principal. Notwithstanding the foregoing, if any advances made by Lender under the terms of any instruments securing this Note have not been repaid, any payments made may, at the option of Lender, be applied, first, to repay such advances and interest thereon, with the balance, if any, applied as set forth in the preceding sentence.

Section 4. Maturity Date. Anything in this Note to the contrary notwithstanding, the entire unpaid balance of the principal amount hereof and all interest accrued thereon through the end of the current Interest Accrual Period and including interest accruing at the Default Rate, to and including the Maturity Date (as defined below) together with all fees, costs and amounts due and payable under the Loan Documents shall, unless sooner paid, and except to the extent that payment thereof is sooner accelerated, be and become due and payable on September 1, 2017 (the “Maturity Date”); provided that if the first (1st) day of that month is not a Business Day, such payment shall be due and payable on the immediately preceding Business Day.

Section 5. Delivery of Payments. All payments due to Lender under the Loan Documents are to be paid in lawful tender of the United States of America, in immediately available funds, directly to Lender at Synovus Bank, P. O. Box 105233, Atlanta, Georgia 30348 or at such other place as Lender may designate to Borrower in writing from time to time, or by wire transfer, according to the following wire instructions:

Receiving Bank: Synovus Bank

ABA Routing Number: 061100606

Beneficiary Bank: FBO First Commercial Bank, a division of Synovus Bank

ABA Routing Number: 062003605

Beneficiary: CHT Harborchase Assisted Living Owner, LLC

Beneficiary Account Number: 388002888-10

All amounts due under the Loan Documents shall be paid without setoff, counterclaim or any other deduction whatsoever. No payment due under this Note or any of the other Loan Documents shall be deemed paid to Lender until received by Lender at its designated office on a Business Day prior to 2:00 p.m. Eastern Standard Time. Any payment received after the time established by the preceding sentence shall be deemed to have been paid on the immediately following Business Day. Each payment that is paid to Lender within ten (10) days prior to the date on which such payment is due, and prior to its scheduled Payment Date, shall not be deemed a prepayment and shall be deemed to have been received on the Payment Date solely for the purpose of calculating interest due. If any payment received by Lender is deemed by a court of competent jurisdiction to be a voidable preference or fraudulent conveyance under any bankruptcy, insolvency or other debtor relief law, and is required to be returned by Lender, then the obligation to make such payment shall be reinstated, notwithstanding that the Note may have been marked satisfied and returned to Borrower or otherwise canceled, and such payment shall be immediately due and payable upon demand.

Section 6. Loan Documents and Security.

The debt evidenced by this Note is evidenced by a Loan Agreement of even date herewith between Borrower and Lender (the “Loan Agreement”) and is to be secured by, among other things, (a) a Mortgage and Security Agreement (the “Security Instrument”) and an Assignment of Leases and Rents (the “Assignment of Rents”), each of even date herewith by Borrower in favor of Lender, and intended to be recorded in the office of the land records of Sumter County, Florida, covering certain real property which is described in Exhibit “A” to the Security Instrument; (b) a Borrower Assignment of Licenses, Permits and Contracts of even date herewith (the “Assignment of Licenses”), from Borrower in favor of Lender; (c) a Debt Service Reserve Fund Escrow and Security Agreement of even date herewith between Borrower and Lender (the “Debt Service Reserve Fund Agreement”); (d) an Assignment and Subordination of Development Agreement (the “Subordination of Development Agreement”) of even date herewith from Borrower and Harbor Retirement Associates, LLC, a Florida limited liability company (the “Development Manager”) in favor of Lender; (e) a Collateral Assignment of Offsite Improvements and Property Maintenance Agreement of even date herewith from Borrower in favor of Lender (the “Collateral Assignment”); (f) a Subordination of Management Agreement (the “Subordination of Management Agreement”) of even date herewith from Borrower and Harbor Villages Management, LLC, a Florida limited liability company (the “Manager”) in favor of Lender; (g) a Lessee Assignment and Security Agreement and Lease Subordination of even date herewith from CHT Harborchase TRS Tenant Corp., a Delaware corporation (the “Lessee”) in favor of Lender (the “Lessee Security Agreement”); (h) a Lessee Assignment of Licenses, Permits and Contracts of even date herewith from Lessee in favor of Lender (the “Lessee Assignment of Licenses”); (i) a Lessee Environmental Indemnity Agreement of even date herewith from Lessee in favor of Lender (the “Lessee Environmental Indemnity”); and (j) a Guaranty Agreement of even date herewith (the “Guaranty Agreement”), given by CNL Healthcare Trust, Inc., a Maryland corporation (the “Guarantor”), for the benefit of Lender. The Note, the Loan Agreement, the Security Instrument, the Assignment of Rents, the Borrower Assignment of Licenses, the Debt Service Reserve Fund Agreement, the Subordination of Development Agreement, the Collateral Assignment, the Subordination of Management Agreement, the Lessee Security Agreement, the Lessee Assignment of Licenses, the Lessee Environmental Indemnity and the Guaranty Agreement, together with all other documents executed in connection with the Loan as described in the Loan Agreement are collectively referred to herein as the “Loan Documents.” Capitalized terms used in this Note without definition should have the meanings set forth in the Loan Agreement.

Section 7. Default.

7.1 Events of Default. Anything in this Note to the contrary notwithstanding, on the occurrence of any of the following events ( an “Event of Default”), Lender may, in the exercise of its sole and absolute discretion, accelerate the debt evidenced by this Note, in which event the entire outstanding principal balance and all interest and fees accrued thereon shall immediately be and become due and payable without further notice:

7.1.1 Failure to Pay or Perform. If (a) any payment of principal and interest is not paid in full within ten (10) calendar days after the Payment Date on which such payment is due, or (b) if unpaid principal, accrued but unpaid interest and all other amounts outstanding under the Loan Documents are not paid in full on or before the Maturity Date.

7.1.2 Events of Default Under Loan Documents. The occurrence of an Event of Default by Borrower, Lessee or Guarantor, as defined in the Loan Agreement, the Security Instrument, or any other Loan Document.

7.2 No Impairment of Rights. Nothing in this Section shall be deemed in any way to alter or impair any right which Lender has under this Note or the Security Instrument, or any other Loan Documents, or at law or in equity, to accelerate such debt on the occurrence of any other Event of Default provided herein or therein, whether or not relating to this Note.

7.3 Late Fees. Without limiting the generality of the foregoing provisions of this Section, if any payment due on a Payment Date is not received in full within ten (10) calendar days after the Payment Date on which such payment is due, Borrower shall pay to Lender, immediately and without demand, a late payment charge, for each month during which such payment delinquency exists, equal to five percent (5%) of such amount (“Late Fees”) to defray the expenses incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of use of such delinquent payment.

Section 8. Costs of Enforcement. Borrower shall pay to Lender on demand the amount of any and all expenses incurred by Lender (a) in enforcing its rights hereunder or under the Security Instrument and/or the Loan Documents, (b) as the result of the occurrence of an Event of Default by Borrower in performing its obligations under this Note, including but not limited to the expense of collecting any amount owed hereunder, and of any and all actual and reasonable attorneys’ fees incurred by Lender in connection with such default, whether suit be brought or not, and (c) in protecting the security for the Loan and Borrower’s obligations under the Loan Documents. Such expenses shall be added to the principal amount hereof, shall be secured by the Security Instrument and shall accrue interest at the Default Rate from the date of demand.

Section 9. Borrower’s Waiver of Certain Rights. Borrower and any endorser, guarantor or surety hereby waives the exercise of any and all exemption rights which it holds at law or in equity with respect to the debt evidenced by this Note, and of any and all rights which it holds at law or in equity to require any valuation, appraisal or marshalling, or to have or receive any presentment, protest, demand and notice of dishonor, protest, demand and nonpayment as a condition to Lender’s exercise of any of its rights under this Note or the Loan Documents.

Section 10. Extensions. The Maturity Date and/or any other date by which any payment is required to be made hereunder may be extended by Lender, in writing, from time to time in the exercise of its sole discretion, without in any way altering or impairing Borrower’s or any Guarantor’s liability hereunder.

Section 11. General.

11.1 Applicable Law. This Note shall be given effect and construed by application of the laws of the State of Florida (without regard to the principles thereof governing conflicts of laws), and any action or proceeding arising hereunder, and each of Lender and Borrower submits (and waives all rights to object) to non-exclusive personal jurisdiction in the State of Florida, for the enforcement of any and all obligations under the Loan Documents except that if any such action or proceeding arises under the Constitution, laws or treaties of the United States of America, or if there is a diversity of citizenship between the parties thereto, so that it is to be brought in a United States District Court, it shall be brought in the United States District Court for the Middle District of Florida or any successor federal court having original jurisdiction.

11.2 Headings. The headings of the Sections, subsections, paragraphs and subparagraphs hereof are provided herein for and only for convenience of reference, and shall not be considered in construing their contents.

11.3 Construction. As used herein, (a) the term “person” means a natural person, a trustee, a corporation, a limited liability company, a partnership and any other form of legal entity, and (b) all references made (i) in the neuter, masculine or feminine gender shall be deemed to have been made in all such genders, (ii) in the singular or plural number shall be deemed to have been made, respectively, in the plural or singular number as well, and (iii) to any Section, subsection, paragraph or subparagraph shall, unless therein expressly indicated to the contrary, be deemed to have been made to such Section, subsection, paragraph or subparagraph of this Note.

11.4 Severability. No determination by any court, governmental body or otherwise that any provision of this Note or any amendment hereof is invalid or unenforceable in any instance shall affect the validity or enforceability of (a) any other such provision or (b) such provision in any circumstance not controlled by such determination. Each such provision shall be valid and enforceable to the fullest extent allowed by, and shall be construed wherever possible as being consistent with, applicable law.

11.5 No Waiver. Lender shall not be deemed to have waived the exercise of any right which it holds hereunder unless such waiver is made expressly and in writing. No delay or omission by Lender in exercising any such right (and no allowance by Lender to Borrower of an opportunity to cure a default in performing its obligations hereunder) shall be deemed a waiver of its future exercise. No such waiver made as to any instance involving the exercise of any such right shall be deemed a waiver as to any other such instance, or any other such right. Further, acceptance by Lender of all or any portion of any sum payable under, or partial performance of any covenant of, this Note, the Security Instrument or any of the other Loan Documents, whether before, on, or after the due date of such payment or performance, shall not be a waiver of Lender’s right either to require prompt and full payment and performance when due of all other sums payable or obligations due thereunder or hereunder or to exercise any of Lender’s rights and remedies hereunder or thereunder.

11.6 Waiver of Jury Trial; Service of Process; Court Costs. BORROWER AND LENDER (BY ITS ACCEPTANCE HEREOF) HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH BORROWER AND LENDER MAY BE PARTIES ARISING OUT OF, IN CONNECTION WITH, OR IN ANY WAY PERTAINING TO, THIS NOTE AND/OR ANY OF THE OTHER LOAN DOCUMENTS. IT IS AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS NOTE. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY BORROWER AND LENDER, UPON CONSULTATION WITH THEIR RESPECTIVE COUNSEL OF CHOICE, AND BORROWER AND LENDER HEREBY REPRESENT TO EACH OTHER THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. BORROWER FURTHER REPRESENTS AND WARRANTS THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS NOTE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL. BORROWER HEREBY IRREVOCABLY DESIGNATES NRAI SERVICES, INC., 2731 EXECUTIVE PARK DRIVE, WESTON, FLORIDA 33331 (“NRAI”), AND ITS SUCCESSORS IN OFFICE, AS THE TRUE AND LAWFUL ATTORNEY OF BORROWER FOR THE PURPOSE OF RECEIVING SERVICE OF ALL LEGAL NOTICES AND PROCESS ISSUED BY ANY COURT IN THE STATE OF FLORIDA AS WELL AS SERVICE OF ALL PLEADINGS AND OTHER DOCUMENTS RELATED TO ANY LEGAL PROCEEDING OR ACTION ARISING OUT OF THIS NOTE. BORROWER AGREES THAT SERVICE UPON SAID NRAI SHALL BE VALID REGARDLESS OF BORROWER’S WHEREABOUTS AT THE TIME OF SUCH SERVICE AND REGARDLESS OF WHETHER BORROWER RECEIVES A COPY OF SUCH SERVICE, PROVIDED THAT LENDER SHALL HAVE MAILED A COPY TO BORROWER IN ACCORDANCE WITH THE NOTICE PROVISIONS HEREIN. BORROWER AGREES TO PAY ALL COURT COSTS AND REASONABLE ATTORNEY’S FEES ACTUALLY INCURRED BY LENDER IN CONNECTION WITH ENFORCING ANY PROVISION OF THIS NOTE. NOTWITHSTANDING THE FOREGOING, LENDER AGREES TO USE REASONABLE EFFORTS TO PROVIDE BORROWER WITH NOTICE OF THE FILING OF ANY LAWSUIT BY LENDER AGAINST BORROWER.

11.7 Offset. Upon the occurrence of an Event of Default, Lender may set-off against any principal and interest owing hereunder, any and all credits, money, stocks, bonds or other security or property of any nature whatsoever on deposit with, or held by, or in the possession of, Lender, to the credit of or for the account of Borrower, without notice to or consent of Borrower or Guarantor.

11.8 Non-Exclusivity of Rights and Remedies. None of the rights and remedies herein conferred upon or reserved to Lender is intended to be exclusive of any other right or remedy contained herein or in any of the other Loan Documents and each and every such right and remedy shall be cumulative and concurrent, and may be enforced separately, successively or together, and may be exercised from time to time as often as may be deemed necessary or desirable by Lender.

11.9 Incorporation by Reference. All of the agreements, conditions, covenants and provisions contained in each of the Loan Documents are hereby made a part of this Note to the same extent and with the same force and effect as if they were fully set forth herein. Borrower covenants and agrees to keep and perform, or cause to be kept and performed, all such agreements, conditions, covenants and provisions strictly in accordance with their terms.

11.10 Joint and Several Liability. If Borrower consists of more than one person and/or entity, each such person and/or entity agrees that its liability hereunder is joint and several.

11.11 Business Purpose. Borrower represents and warrants that the Loan evidenced by this Note is being obtained solely for the purpose of acquiring or carrying on a business, professional or commercial activity and is not for personal, agricultural, family or household purposes.

11.12 Interest Limitation. Notwithstanding anything to the contrary contained herein or in the Security Instrument or in any other of the Loan Documents, the effective rate of interest on the obligation evidenced by this Note shall not exceed the lawful maximum rate of interest permitted to be paid. Without limiting the generality of the foregoing, in the event that the interest charged hereunder results in an effective rate of interest higher than that lawfully permitted to be paid, then such charges shall be reduced by the sum sufficient to result in an effective rate of interest permitted and any amount which would exceed the highest lawful rate already received and held by Lender shall be applied to a reduction of principal and not to the payment of interest. Borrower agrees that for the purpose of determining highest rate permitted by law, any non-principal payment (including, without limitation, Late Fees and other fees) shall be deemed, to the extent permitted by law, to be an expense, fee or premium rather than interest.

11.13 Modification. This Note may be modified, amended, discharged or waived only by an agreement in writing signed by the party against whom enforcement of such modification, amendment, discharge or waiver is sought.

11.14 Time of the Essence. Time is strictly of the essence of this Note.

11.15 Negotiable Instrument. Borrower agrees that this Note shall be deemed a negotiable instrument, even though this Note may not otherwise qualify, under applicable law, absent this paragraph, as a negotiable instrument.

11.16 Interest Rate After Judgment. If judgment is entered against Borrower on this Note, the amount of the judgment entered (which may include principal, interest, fees, Late Fees and costs) shall bear interest at the Default Rate, to be determined on the date of the entry of the judgment.

11.17 Relationship. Borrower and Lender intend that the relationship between them shall be solely that of creditor and debtor. Nothing contained in this Note or in any of the other Loan Documents shall be deemed or construed to create a partnership, tenancy-in-common, joint tenancy, joint venture or co-ownership by or between Borrower and Lender.

11.18 Waiver of Automatic Stay. BORROWER HEREBY AGREES THAT, IN CONSIDERATION OF LENDER’S AGREEMENT TO MAKE THE LOAN AND IN RECOGNITION THAT THE FOLLOWING COVENANT IS A MATERIAL INDUCEMENT FOR LENDER TO MAKE THE LOAN, IN THE EVENT THAT BORROWER SHALL (A) FILE WITH ANY BANKRUPTCY COURT OF COMPETENT JURISDICTION OR BE THE SUBJECT OF ANY PETITION UNDER ANY SECTION OR CHAPTER OF TITLE 11 OF THE UNITED STATES CODE, AS AMENDED (THE “BANKRUPTCY CODE”), OR SIMILAR LAW OR STATUTE; (B) BE THE SUBJECT OF ANY ORDER FOR RELIEF ISSUED UNDER THE BANKRUPTCY CODE OR SIMILAR LAW OR STATUTE; (C) FILE OR BE THE SUBJECT OF ANY PETITION SEEKING ANY REORGANIZATION, ARRANGEMENT, COMPOSITION, READJUSTMENT, LIQUIDATION, DISSOLUTION, OR SIMILAR RELIEF UNDER ANY PRESENT OR FUTURE FEDERAL OR STATE ACT OR LAW RELATING TO BANKRUPTCY, INSOLVENCY, OR OTHER RELIEF FOR DEBTORS; (D) HAVE SOUGHT OR CONSENTED TO OR ACQUIESCED IN THE APPOINTMENT OF ANY TRUSTEE, RECEIVER, CONSERVATOR, OR LIQUIDATOR; OR (E) BE THE SUBJECT OF AN ORDER, JUDGMENT OR DECREE ENTERED BY ANY COURT OF COMPETENT JURISDICTION APPROVING A PETITION FILED AGAINST ANY BORROWER FOR ANY REORGANIZATION, ARRANGEMENT, COMPOSITION, READJUSTMENT, LIQUIDATION, DISSOLUTION, OR SIMILAR RELIEF UNDER ANY PRESENT OR FUTURE FEDERAL OR STATE ACT OR LAW RELATING TO BANKRUPTCY, INSOLVENCY OR RELIEF FOR DEBTORS, THEN, TO THE EXTENT PERMITTED BY APPLICABLE LAW AND SUBJECT TO COURT APPROVAL, LENDER SHALL THEREUPON BE ENTITLED, AND BORROWER HEREBY IRREVOCABLY CONSENTS TO, AND WILL NOT CONTEST, AND AGREES TO STIPULATE TO, RELIEF FROM ANY AUTOMATIC STAY OR OTHER INJUNCTION IMPOSED BY SECTION 362 OF THE BANKRUPTCY CODE OR SIMILAR LAW OR STATUTE (INCLUDING, WITHOUT LIMITATION, RELIEF FROM ANY EXCLUSIVE PERIOD SET FORTH IN SECTION 1121 OF THE BANKRUPTCY CODE) OR OTHERWISE, ON OR AGAINST THE EXERCISE OF THE RIGHTS AND REMEDIES OTHERWISE AVAILABLE TO LENDER AS PROVIDED IN THE LOAN DOCUMENTS, AND AS OTHERWISE PROVIDED BY LAW, AND BORROWER HEREBY IRREVOCABLY WAIVES ITS RIGHTS TO OBJECT TO SUCH RELIEF.

11.19 “Business Day”. Any reference to the term Business Day in this Note shall mean any day other than a Saturday, a Sunday, or days when Federal Banks located in the State of New York are closed for a legal holiday or by government directive. When used with respect to the Note Rate Adjustment Date, “Business Day” shall mean a day upon which United States dollar deposits may be dealt in on the London and New York City interbank markets and commercial banks and foreign exchange markets are open in London and New York City.

11.20 Successors and Assigns Bound. The obligations set forth in this Note shall be binding upon Borrower and its successors and assigns.

[REMAINDER OF PAGE INTENTIONALLY DELETED]

IN WITNESS WHEREOF, Borrower has duly executed and delivered this Note, or caused it to be duly executed and delivered on its behalf by its duly authorized representative, on the day and year first above written.

BORROWER:

Signed, sealed and delivered	CHT HARBORCHASE ASSISTED
in the presence of:	LIVING OWNER, LLC, a Delaware limited
liability company

/s/ Cathleen A. Coffey	By: /s/ Joshua J. Taube
Print Name: Cathleen A. Coffey	Joshua J. Taube, Vice President

/s/ Carla S. Love
Print Name: Carla S. Love

STATE OF FLORIDA

COUNTY OF ORANGE

The foregoing instrument was acknowledged before me this 29th day of August, 2012, by Joshua J. Taube, as Vice President of CHT Harborchase Assisted Living Owner, LLC, a Delaware limited liability company. He is personally known to me or has produced                                          as identification and did not take an oath.

/s/ Cathleen A. Coffey
Print Name: Cathleen A. Coffey
Notary Public Comm # DD0919126
[NOTARY STAMP OR SEAL]	My Commission Expires: 09/24/2013

[FLORIDA DOCUMENTARY STAMP TAX DUE IN CONNECTION WITH THE EXECUTION AND DELIVERY OF THIS NOTE IN THE AMOUNT OF $60,648.35 HAS BEEN PAID IN CONNECTION WITH THE RECORDATION OF THE SECURITY INSTRUMENT AMONG THE PUBLIC RECORDS OF SUMTER COUNTY, FLORIDA.]